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                                                                    EXHIBIT 5.1

              [JEFFER, MANGELS, BUTLER & MARMARO LLP LETTRERHEAD]



                                  May 13, 1996


PacificAmerica Money Center, Inc.
21031 Ventura Boulevard
Woodland Hills, California  91364

                  Re:      Validity Opinion

Gentlemen:

                  We have acted as special counsel to PacificAmerica Money Center, Inc., a Delaware corporation (the "Corporation"), in connection with:
(i) a restructuring plan (the "Restructuring Plan") between the Corporation and Presidential Mortgage Company, a California limited partnership (the "Partnership"), pursuant to which the Partnership will transfer all of its assets and liabilities to the Corporation in exchange for shares of common stock, $.01 par value, of the Corporation (the "Common Stock"), in an amount equal to the Net Tangible Equity of the Partnership (as defined in the Proxy referred to below) on the last day of the month preceding the closing date of the Restructuring Plan, and the Corporation will issue and sell warrants (the "General Partner Warrants") to the general partner of the Partnership; (ii) a rights offering (the "Rights Offering") of 800,000 shares of additional Common Stock by the Corporation to the limited partners of the Partnership, the partners of the general partner of the Partnership, the officers, directors and employees of the Partnership and its subsidiaries and the officers, directors and proposed directors of the Corporation, in connection with which every purchaser of Common Stock in the Rights Offering will receive one warrant ("Subscriber Warrants") for every five shares of Common Stock purchased; and
(iii) a public offering (the "Public Offering") of additional Common Stock by the Corporation in such amount as will result in a minimum market capitalization of the Corporation of $16.9 million.

                  The Restructuring Plan and the Rights Offering are being conducted in accordance with the terms of a Registration Statement on Form S-4 (the "S-4 Registration Statement"), as filed on November 24, 1995, with the Securities and Exchange Commission (the "Commission"), Registration No. 33-64573, as amended at the time such Registration Statement is declared effective by the Commission, and pursuant to the terms of a Proxy Statement/Prospectus (the "Proxy") filed as a part of such S-4
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JEFFER, MANGELS, BUTLER & MARMARO LLP

PacificAmerica Money Center, Inc.
May 13, 1996
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Registration Statement, in the form in which it is filed with the Commission pursuant to Rule 424(b) of the Commission, as promulgated under the Securities Act of 1993, as amended (the "Act").

                  The Public Offering will be conducted in accordance with the terms of a Registration Statement on Form S-1 (the "S-1 Registration Statement"), as filed on March 1, 1996, with the Commission, Registration No. 333-01395, as amended at the time such Registration Statement is declared effective by the Commission, and pursuant to the terms of a Prospectus (the "Prospectus") filed as a part of such S-1 Registration Statement, in the form in which it is filed with the Commission pursuant to Rule 424(b) of the Commission, as promulgated under the Act.

                  We are familiar with the actions taken and proposed to be taken by you in connection with the authorization and proposed issuance and sale of the shares of Common Stock, Subscriber Warrants and General Partner Warrants pursuant to the Restructuring Plan, the Rights Offering and the Public Offering.

                  On the basis of the foregoing, it is our opinion that, when the S-4 Registration Statement has become effective under the Act, subject to the appropriate qualification of the Common Stock, Subscriber Warrants and General Partner Warrants to be issued and sold pursuant to the Restructuring Plan and the Rights Offering by the appropriate authorities of various states in which such securities will be issued and sold, and further subject to the satisfaction of the conditions listed in the Proxy for the completion of the Restructuring and the payment for the Common Stock and General Partner Warrants to be issued and sold in connection with the Restructuring Plan and the Rights
Offering:

                  (1) the Common Stock to be issued in connection with the Restructuring Plan and the Rights Offering has been duly authorized and will, upon the issuance and sale thereof in the manner referred to in the S-4 Registration Statement, be legally issued, fully paid and nonassessable;

                  (2) the Subscriber Warrants and General Partner Warrants to be issued in connection with the Restructuring and the Rights Offering will have been legally issued and will constitute valid and binding obligations of the Corporation in accordance with their terms, subject to:

                                    (a)      applicable bankruptcy, insolvency,
reorganization, moratorium or other similar laws of general
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JEFFER, MANGELS, BUTLER & MARMARO LLP

PacificAmerica Money Center, Inc.
May 13, 1996
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application (including, without limitation, general principles of equity, whether considered in a proceeding in equity or at law), now or hereafter in effect relating to creditors' rights and claims generally and/or general laws generally affecting or relating to the enforcement of creditors' rights, including, but not limited to Section 547 of the Federal Bankruptcy Reform Act of 1978; and

                                    (b)      the remedy of specific performance
and injunctive and other forms of equitable relief which are subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and

                  (3) The shares to be sold upon exercise of the Subscriber Warrants and General Partner Warrants will constitute legally issued, fully paid and nonassessable shares of Common Stock of the Corporation.

                  We express no opinion as to compliance with the securities or "blue sky" laws of any state in which the Common Stock, Subscriber Warrants or General Partner Warrants are proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of such securities.

                  We hereby consent to the filing of this opinion as an exhibit to the S-4 Registration Statement; to the filing of this opinion in connection with such filings of applications by the Company as may be necessary to register, qualify or establish eligibility for an exemption from registration or qualification of the securities under the blue sky laws of any state or other jurisdiction; and to the reference, if any, to this firm in the Proxy under the heading "Legal Matters." In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                  The opinions set forth herein are based upon the federal laws of the United States of America, the General Corporation Law of the State of Delaware and the laws of the State of California, all as now in effect. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof.

                  The information set forth herein is as of the date of this letter. We disclaim any undertaking to advise you of
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JEFFER, MANGELS, BUTLER & MARMARO LLP

PacificAmerica Money Center, Inc.
May 13, 1996
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changes which may be brought to our attention after the effective date of the
S-4 Registration Statement.


                                               Respectfully submitted,



                                               JEFFER, MANGELS, BUTLER & MARMARO